UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2020

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway
Coppell, TX 75019
(Address of principal executive offices) (Zip Code)

(972) 538-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2020, Melissa Reiff notified The Container Store Group, Inc. (the “Company”) of her retirement as President and Chief Executive Officer of the Company, effective February 1, 2021 (the “Effective Date”). On December 21, 2020, the Company’s Board of Directors (the “Board”) appointed Satish Malhotra to succeed Ms. Reiff as President and Chief Executive Officer, effective on the Effective Date. In addition, on December 21, 2020, the Board elected Mr. Malhotra as a Class III director of the Company, effective on the Effective Date.

Ms. Reiff has agreed to continue as an employee of the Company to provide transition services to Mr. Malhotra and the Company through the expiration of her employment agreement on March 1, 2021. Ms. Reiff’s employment agreement will otherwise remain in effect while her employment continues. In accordance with her agreement, Ms. Reiff will continue to serve as Chairwoman of the Company’s Board until the conclusion of the Company’s annual meeting of shareholders to be held in 2021.

Satish Malhotra, 45, has served in a variety of key leadership roles with increasing responsibility at Sephora since November 1999, ultimately progressing to Chief Operating Officer from 2016 to 2019 and to Chief Retail and Operating Officer from 2019 until his departure. In his latest role, Mr. Malhotra was responsible for supporting Sephora’s growth by expanding the in-store client experience and services, increasing points of distribution and building scalable infrastructures. Mr. Malhotra received his Bachelor of Science in Business Administration from the Haas School of Business at the University of California, Berkeley. Mr. Malhotra also holds an inactive Certified Public Accountant’s license from the State of California. The Company believes Mr. Malhotra is qualified to serve on the Board due to his extensive leadership experience in the retail industry and his operational expertise, including in the areas of in-store experience, store development, technology, supply chain and finance.

In connection with Mr. Malhotra’s appointment as the Company’s President and Chief Executive Officer, the Company has entered into an employment agreement with Mr. Malhotra (the “Employment Agreement”). The Employment Agreement provides that Mr. Malhotra will serve as President and Chief Executive Officer for a term commencing on February 1, 2021 and ending on February 1, 2026, unless earlier terminated as provided in the agreement. The Company has agreed to pay Mr. Malhotra an annual base salary of $875,000, subject to review annually for possible increase. Beginning with the Company’s 2021 fiscal year, the Employment Agreement also provides for an annual cash performance-based bonus with a target of 130% of annual base salary and a maximum of 200% of annual base salary. Mr. Malhotra will not receive additional compensation for his service on the Board.

The Company has also agreed to pay Mr. Malhotra a lump sum cash signing bonus of $1,000,000 and provide him relocation benefits for expenses incurred to relocate Mr. Malhotra’s primary residence to the Dallas-Fort Worth Metropolitan Area. In addition, the Employment Agreement provides for an initial grant of restricted shares under the Company’s Amended and Restated 2013 Incentive Award Plan with an aggregate value of $500,000. The actual number of shares granted will be determined by dividing $500,000 by the average closing price of a share of common stock of the Company over the 30 trading days preceding December 21, 2020. The restricted shares will vest as to one-third of the restricted shares on each of the first through third anniversaries of February 1, 2021, subject to Mr. Malhotra’s continued employment through each applicable vesting date.

The Employment Agreement provides certain severance benefits upon termination by us without “Cause” or by Mr. Malhotra for “Good Reason” (as each such term is defined in the Employment Agreement). Upon a termination of employment by us without Cause or by Mr. Malhotra for Good Reason (each, a “Qualifying Termination”), he would be eligible to receive cash severance equal to two times the sum of (a) his annual base salary and (b) (i) if the date of the Qualifying Termination is during the first six months of a fiscal year, his annual bonus received in respect of the prior fiscal year or (ii) if the date of the Qualifying Termination is in the last six months of a fiscal year, the amount of the annual bonus that is accrued through the date of the Qualifying Termination for purposes of the Company’s financial statements in accordance with generally accepted accounting principles. Upon a Qualifying Termination, Mr. Malhotra is also entitled to (a) pro-rata vesting of any of his then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable, and (b) continuation of medical and welfare benefits for Mr. Malhotra and his eligible dependents for two years following the termination date. In addition, any of Mr. Malhotra’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, but only with respect to the number of shares eligible to vest on the first time-vesting date that follows Mr. Malhotra’s termination, and pro-rated based on the number of days worked during the period from grant or the prior time-vesting date. Pursuant to the Employment Agreement, any severance payment payable to Mr. Malhotra remains subject to his execution of a release of claims in favor of us.

Also under the Employment Agreement, Mr. Malhotra agreed that, during his employment with us and during the two-year period following the termination date, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.

Mr. Malhotra has also entered into the Company’s standard indemnification agreement for directors and officers.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement with Satish Malhotra, dated December 21, 2020

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: December 22, 2020	By:	/s/ Jeffrey A. Miller
Jeffrey A. Miller
Chief Financial Officer

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